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June 3, 1999

CUSIP No.  948849-104                    13D                      Page 12 of 12

                                                                  Exhibit 1

                             JOINT FILING AGREEMENT

                 Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto.

               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  June 7, 1999

                                            WEIS FAMILY HOLDINGS, L.P.

                                            By: Weis Family Holdings, L.L.C.


                                            By: /s/ Janet C. Weis
                                                -------------------------------
                                                 Janet C. Weis
                                                 Manager


                                            WEIS FAMILY HOLDINGS, L.L.C.


                                            By: /s/ Janet C. Weis
                                                -------------------------------
                                                 Janet C. Weis
                                                 Manager


                                            /s/ Janet C. Weis
                                            -----------------------------------
                                            Janet C. Weis